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                              FINANCIAL STATEMENTS










                                  EXHIBIT 99.2
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                          WILMINGTON TRUST CORPORATION

                        1996 EMPLOYEE STOCK PURCHASE PLAN

                              MAY 31, 2000 AND 1999
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AUDITED FINANCIAL STATEMENTS

WILMINGTON TRUST CORPORATION
1996 EMPLOYEE STOCK PURCHASE PLAN


MAY 31, 2000 and 1999

FINANCIAL STATEMENTS
--------------------                                                              PAGE
                                                                                  ----
Report of Independent Auditors ..............................................       1


Statements of Financial Condition ...........................................       2


Statements of Income and Changes In Participants' Equity ....................       3


Notes to Financial Statements ...............................................       4

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                         REPORT OF INDEPENDENT AUDITORS



We have audited the accompanying statements of financial condition for the Wilmington Trust Corporation 1996 Employee Stock Purchase Plan (the Plan) as of May 31, 2000 and 1999, and the related statements of income and changes in participants' equity for each of the three years in the period ended May 31, 2000. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Plan at May 31, 2000 and 1999, and the income and changes in its participants' equity for each of the three years in the period ended May 31, 2000, in conformity with accounting principles generally accepted in the United States.


                                              /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
August 11, 2000
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STATEMENTS OF FINANCIAL CONDITION

WILMINGTON TRUST CORPORATION
1996 EMPLOYEE STOCK PURCHASE PLAN

                                                                               May 31                          May 31
                                                                                2000                            1999
                                                                           ---------------                 ---------------
ASSETS

     Investment - interest-bearing deposits held at
          Wilmington Trust Company                                         $     2,803,872                 $     2,746,020
                                                                           ===============                 ===============


LIABILITIES AND PARTICIPANTS' EQUITY

     Taxes withheld for participants                                       $          663                  $          876
     Participants' equity                                                       2,803,209                       2,745,144
                                                                           ---------------                 ---------------

          Total Liabilities and Participants' Equity                       $     2,803,872                 $     2,746,020
                                                                           ===============                 ===============





See notes to financial statements.

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STATEMENTS OF INCOME AND CHANGES IN PARTICIPANTS' EQUITY

WILMINGTON TRUST CORPORATION
1996 EMPLOYEE STOCK PURCHASE PLAN

                                                         Years Ended May 31
                                        ----------------------------------------------
                                              2000             1999              1998
                                        -----------      -----------       -----------
INCOME
Investment income - interest            $    19,436      $    23,675       $    31,909
                                        -----------      -----------       -----------

      Total income                           19,436           23,675            31,909


OTHER ADDITIONS

Contribution refund                         464,216           81,423                --
Contributions from participants           2,320,220        2,640,922         2,758,765
                                        -----------      -----------       -----------


                                          2,803,872        2,746,020         2,790,674
                                        -----------      -----------       -----------

DEDUCTIONS

Distributions to participants:
      Wilmington Trust Corporation
          Common Stock                    2,640,922        2,758,765         2,367,027
      Cash                                  105,098           31,909            37,126
                                        -----------      -----------       -----------
                                          2,746,020        2,790,674         2,404,153
                                        -----------      -----------       -----------

NET (DEDUCTIONS)/ADDITIONS                   57,852          (44,654)          386,521

PARTICIPANTS' EQUITY AT
      BEGINNING OF YEAR                   2,746,020        2,790,674         2,404,153
                                        -----------      -----------       -----------

PARTICIPANTS' EQUITY AT
      END OF YEAR                       $ 2,803,872      $ 2,746,020       $ 2,790,674
                                        ===========      ===========       ===========




See notes to financial statements.
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NOTES TO FINANCIAL STATEMENTS

WILMINGTON TRUST CORPORATION
1996 EMPLOYEE STOCK PURCHASE PLAN


NOTE A -- SIGNIFICANT ACCOUNTING POLICIES

Investments consist of interest-bearing savings accounts carried at cost, which approximates market.

The administrative costs of the 1996 Employee Stock Purchase Plan (the "Plan") of Wilmington Trust Corporation (the "Corporation") are paid by the Corporation. The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


NOTE B -- DESCRIPTION OF PLAN

The Board of Directors of the Corporation approved the Plan on February 15, 1996. The Corporation's stockholders approved the Plan on April 18, 1996 to commence on June 1, 1996. The Plan provides for the purchase of up to 500,000 shares of the Corporation's common stock by eligible employees through offerings of twelve-months' duration each. For any offering period, each eligible employee may elect to have up to the lesser of 10% of his or her annual base salary or $21,250 deducted from his or her pay and accumulated with interest until the end of the offering period. The minimum contribution must be an amount equal to the offering price of five shares.

At the end of each offering period, the balance in each participant's payroll deduction account is applied to the purchase of the largest number of full shares of the Corporation's common stock possible without exceeding the maximum number of shares the participant elected. The price at which the shares are deemed to have been purchased is equal to 85% of the lesser of the last sale price of the Corporation's common stock on the New York Stock Exchange at the beginning or end of the offering period. Any unused balance in a participant's account at the end of an offering period is refunded, with interest. Shares to be purchased under the Plan are authorized shares of the Corporation.

Shares to be delivered to an employee will be registered in the employee's name.

The Corporation issued 53,786 shares of its common stock at $43.138 for the offering period ended May 31, 2000, 52,829 shares of its common stock at $49.99 for the offering period ended May 31, 1999 and 72,325 shares of its common stock at $38.144 for the offering period ended May 31, 1998.

The Plan had 1,297 participants at May 31, 2000, 1,420 participants at May 31, 1999 and 1,534 participants at May 31, 1998.

On February 17, 2000, the Board of Directors of the Corporation adopted the Wilmington Trust Corporation 2000 Employee Stock Purchase Plan, which replaces the Plan with a new plan which

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                          NOTES TO FINANCIAL STATEMENTS

WILMINGTON TRUST CORPORATION
1996 EMPLOYEE STOCK PURCHASE PLAN


NOTE B --CONTINUED

contains substantially the same provisions. The Corporation's stockholders approved the new plan on May 11, 2000. The Board of Directors has the authority to terminate or amend the new plan at any time; however, the new plan will terminate automatically on May 31, 2004.


NOTE C -- INCOME TAX STATUS

It is the intention of the Corporation to have the Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan accordingly are construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code. At the time of issuance to the individual, the difference between the purchase price and the fair market value of the stock purchased under the Plan is not includable in the participant's gross income for federal income tax purposes.

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